UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 22, 2004

Date of Report (Date of earliest
event reported)

ProCyte Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-18044	91-1307460
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8511 154th Avenue NE, Building A, Redmond WA		98052-3557
(Address of principal executive offices)		(Zip Code)

(435) 869-1239

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On October 22, 2004, ProCyte Corporation (“ProCyte”), as seller, entered into a definitive Asset Purchase Agreement (“Agreement”) with ICOS Corporation (“ICOS”), as purchaser, and simultaneously closed the asset purchase and sale transaction contemplated by the Agreement, thereby completing the sale of substantially all the manufacturing equipment, furniture, office equipment and other tangible assets (and certain intangible assets related thereto)  acquired by ProCyte from Emerald Pharmaceuticals, L.P. (“Emerald”) under the Revised Article 9 of the UCC strict foreclosure provisions.  In connection with the Agreement, ProCyte also entered into an amendment to its current facilities lease with Teachers Insurance & Annuity Associate dated October 1, 1993, as amended (the “Lease”).

Background

On July 16, 2004, ProCyte, as a secured party, completed the strict foreclosure process of accepting substantially all of the assets of Emerald in satisfaction of Emerald’s obligations to ProCyte under a $2 million secured promissory note.  As described in its second quarter Form 10-Q, ProCyte recorded, based upon the estimated fair value of the assets received and the estimated costs to sell them,  an impairment charge of $294,000 at June 30, 2004 related to this foreclosure.

Terms of the Agreement and the Lease Amendment

ProCyte received a cash payment of $900,000 and transferred to ICOS title to the above described assets on October 22, 2004.  The Agreement contained customary representations, warranties and covenants, including a covenant from ProCyte to defend, indemnify and hold harmless ICOS and its affiliates, successors and assigns from and against any loss, liability, claim, damage or expense arising out of our related to any breach by ProCyte of its representations, warranties or covenants under the Agreement, including a warranty of good and valid title to the assets transferred by the Agreement.

The Agreement required ProCyte to release its leasehold interest in the portion of its facility where such assets were located which it did by amendment to the Lease (the “Lease Amendment”), effective upon closing of the asset purchase and sale transaction.  The Lease Amendment removes 20,600 square feet from ProCyte’s existing facility lease, reducing ProCyte’s future operating lease obligation immediately after the sale by approximately $20,000 per month.  The total reduction in the future lease obligation as a result of this amendment is approximately $640,000 over the remaining term of the Lease.  The Lease Amendment also relieves ProCyte of its contingent obligation to reimburse the landlord for certain facility restoration work provided for in the original Lease.  Other principle terms of the Lease, including the expiration dates (December 2005 for 1,727 square feet and June 2007 for the remaining 12,182 square feet), were not modified by the Lease Amendment.

Copies of the Agreement and the Lease Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No	.Description

10.1	Asset Purchase Agreement dated as of October 22, 2004, between ProCyte Corporation and ICOS Corporation

10.2	Fifth Lease Amendment dated October 20, 2004, between ProCyte Corporation and TIAA Realty, Inc., as successor to Teachers Insurance and Annuity Association

99.1	Press release dated October 26, 2004, “ProCyte Corporation completes sale of assets to ICOS Corporation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProCyte Corporation

Dated: October 28, 2004	By:	/s/ Robert W. Benson

Name: Robert W. Benson

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	Asset Purchase Agreement dated as of October 22, 2004, between ProCyte Corporation and ICOS Corporation

10.2	Fifth Lease Amendment dated October 20, 2004, between ProCyte Corporation and TIAA Realty, Inc., as successor to Teachers Insurance and Annuity Association

99.1	Press release dated October 26, 2004, “ProCyte Corporation completes sale of assets to ICOS Corporation”